EXHIBIT 21

Dell Inc. Subsidiary List

Europe, Middle East and Africa
Dell GmbH	Austria
Dell FZ-LLC – Bahrain Branch	Bahrain
Dell N.V.	Belgium
Dell Computer spol. sro	Czech Republic
Dell A/S	Denmark
Oy Dell A.B.	Finland
Dell S.A.	France
Dell GmbH	Germany
Dell Technology Products and Services S.A	Greece
Dell Distribution (EMEA) Limited Magyarorszagi Kereskedelmi Kepviselet – Rep. Office	Hungary
Dell Products (Europe) B.V. – Ireland Branch	Ireland
Dell Computer Limited	Ireland
Dell Direct	Ireland
Dell Financial Services International Limited	Ireland
Dell Products	Ireland
Dell Research	Ireland
Dell International Holdings VI (Ireland)	Ireland
Dell International Holdings VII (Ireland)	Ireland
Dell International Holdings XI	Ireland
Dell S.p.A.	Italy
Dell Computer Holding I, SGPS, Unipessoal Lda	Madeira
Dell Computer Holding II, SGPS, Unipessoal Lda	Madeira
Dell N.V. – Madeira Branch	Madeira
Dell Computer International (II) – Comercio de Computadores Sociedade Unipessoal Lda	Madeira, Portugal
Dell SAS	Morocco
Dell Distribution Maroc (Succ)	Morocco
Dell B.V.	Netherlands
Dell Holdings (Europe) B.V.	Netherlands
Dell Asia B.V.	Netherlands
Dell Taiwan B.V.	Netherlands
DIH IV C.V.	Netherlands
DIH V C.V.	Netherlands
Dell International Holdings VIII B.V.	Netherlands
Dell International Holdings IX B.V.	Netherlands
Dell International Holdings X B.V.	Netherlands
Dell Global B.V.	Netherlands
Dell Products (Europe) B.V.	Netherlands
Dell Global International B.V.	Netherlands
Dell Corporation Limited – Northern Ireland Place of Business	Northern Ireland
Dell A.S.	Norway
Dell Sp.z.o.o.	Poland
Dell Computer (III) – Comercio de Computadores, Unipessoal LDA	Portugal
Dell Distribution (EMEA) Limited – Representative Office	Romania
Dell Distribution (EMEA) Limited (Russia) Representative Office	Russia
Dell s.r.o.	Slovakia
Dell Computer (Proprietary) Ltd	South Africa

Dell Computer S.A.	Spain
Dell A.B.	Sweden
Dell S.A.	Switzerland
Dell Distribution (EMEA) Limited – Turkey (Istanbul) Liaison Office	Turkey
Dell FZ – LLC	U.A.E.
Bracknell Boulevard Management Company Limited	United Kingdom
Dell Corporation Limited	United Kingdom
Dell Computer EEIG	United Kingdom
Dell Distribution (EMEA) Limited	United Kingdom

Asia-Pacific/Japan
Dell Australia Pty. Limited	Australia
Dell (China) Company Limited	China
Dell (China) Company Limited, Beijing Liaison Office	China
Dell (China) Company Limited, Chengdu Liaison Office	China
Dell (China) Co., Ltd., Guangzhou Liaison Office	China
Dell (China) Company Limited, Hangzhou Liaison Office	China
Dell (China) Company Limited, Nanjing Liaison Office	China
Dell (China) Company Limited, Shanghai Liaison Office	China
Dell (China) Company Limited, Shenzhen Liaison Office	China
Dell Products L.P. Beijing Representative Office	China
Dell Products L.P. Shanghai Representative Office	China
Dell Products L.P. Shenzhen Representative Office	China
Dell China Co., Ltd. Shanghai Branch	China
Dell Procurement (Xiamen) Company Limited	China
Dell Procurement (Xiamen) Company Limited, Shanghai Liaison Office	China
Dell Procurement (Xiamen) Company Limited, Shenzhen Liaison Office	China
Dell Xiamen Company Limited	China
Dell Hong Kong Limited	Hong Kong
Dell Asia Pacific Sdn. India Liaison Office	India
Dell Computer India Private Limited	India
Dell India Private Ltd.	India
Dell Asia Pacific Sdn. – Indonesia Representative Office	Indonesia
Dell Japan Inc.	Japan
Dell Asia Pacific Sdn.	Malaysia
Dell Global Procurement Malaysia Sdn. Bhd.	Malaysia
Dell New Zealand Limited	New Zealand
Dell Asia Pacific Sdn. Phillippines Representative Office	Phillippines
Dell Asia Pte. Ltd.	Singapore
Dell Singapore Pte. Ltd.	Singapore
Dell Global Pte. Ltd.	Singapore
Dell Global B.V., Singapore Branch	Singapore
Dell International Inc. (Korea)	South Korea
Dell Taiwan B.V., Taiwan Branch	Taiwan
Dell B.V., Taiwan Branch	Taiwan
Dell Inc., Taiwan Representative Office	Taiwan
Dell Taiwan B.V. – Taiwan Branch	Taiwan
Dell Corporation (Thailand) Co., Ltd.	Thailand
Dell Asia Pacific Sdn. – Vietnam Representative Officer	Vietnam

Other U.S. Entities
Dell International Incorporated	Delaware
Dell Catalog Sales Corporation	Delaware
Dell Gen. P. Corp.	Delaware
Dell Services Corporation	Delaware
Dell Marketing Corporation	Delaware
Dell USA Corporation	Delaware
Dell Ventures Corporation	Delaware
Dell DFS Corporation	Delaware
Plural Acquisition I, Inc.	Delaware
Dell Products Corporation	Delaware
Dell Federal Systems Corporation	Delaware
Dell World Trade Corporation	Delaware
Dell Receivables Corporation	Delaware
Dell Products GP L.L.C.	Delaware
Dell Products LP L.L.C.	Delaware
Dell Services GP L.L.C.	Delaware
Dell Services LP L.L.C.	Delaware
Dell Federal Systems GP L.L.C.	Delaware
Dell Federal Systems LP L.L.C.	Delaware
Dell World Trade GP L.L.C.	Delaware
Dell World Trade LP L.L.C.	Delaware
Dell Catalog Sales GP L.L.C.	Delaware
Dell Catalog Sales LP L.L.C.	Delaware
Dell Marketing GP L.L.C.	Delaware
Dell Marketing LP L.L.C.	Delaware
Dell USA GP L.L.C.	Delaware
Dell USA LP L.L.C.	Delaware
Dell Receivables GP L.L.C.	Delaware
Dell Receivables LP L.L.C.	Delaware
Dell Products L.P.	Texas
Dell Services L.P.	Texas
Dell Federal Systems L.P.	Texas
Dell World Trade L.P.	Texas
Dell Catalog Sales L.P.	Texas
Dell Marketing L.P.	Texas
Dell USA L.P.	Texas
Dell Receivables L.P.	Texas
CPS Channel Partner Solutions L.P.	Texas
Dell Computer Holdings Corporation	Delaware
Dell Computer Holdings L.P.	Texas
Dell Ventures L.P.	Texas
DCC Executive Security Inc.	Delaware
Dell Eastern Europe Corporation	Delaware
Dell Computer India Corp.	Delaware
Dell Computer de Chile Corp.	Delaware
Dell America Latina Corp.	Delaware
Dell Colombia Inc.	Delaware
Dell International Holdings I L.L.C.	Delaware

Dell International Holdings II L.L.C.	Delaware
Dell International Holdings III L.L.C.	Delaware
Dell Marketing USA GP L.L.C.	Delaware
Dell Marketing USA LP L.L.C.	Delaware
Dell Marketing USA L.P.	Texas
Dell Catalog Sales USA GP L.L.C.	Delaware
Dell Catalog Sales USA LP L.L.C.	Delaware
Dell Catalog Sales USA L.P.	Texas
Dell Equipment GP L.L.C.	Delaware
Dell Equipment Funding L.P.	Delaware
Dell Conduit GP L.L.C.	Delaware
Dell Conduit Funding L.P.	Delaware
Dell Financial Services L.P.	Texas
Dell Funding L.L.C.	Delaware
Dell Products North Carolina Corp.	Delaware
Dell Products North Carolina GP L.L.C.	Delaware
Dell Products North Carolina LP L.L.C.	Delaware
Dell Products North Carolina L.P.	Texas

International Americas –	Jurisdiction
Dell Export Sales Corporation	Barbados
Dell Computadores do Brasil Ltda.	Brazil
Dell Procurement International	Cayman Islands
Dell Computer de Chile Ltda	Chile
Dell Technology Services Inc. S.R.L.	Costa Rica
Dell El Salvador S.A. DE C.V.	El Salvador
Dell Mexico, S.A. de C.V.	Mexico
Dell Computer Services de Mexico SA de CV	Mexico
Dell Canada Inc.	Ontario, Canada
Dell Panama S. de R.L.	Panama
Dell Perú, SAC	Peru
Dell Puerto Rico Corp.	Puerto Rico
Dell Quebec Inc.	Quebec